SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 26, 2005

NYFIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-21324	06-1344888
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Ludlow Street, Stamford, Connecticut 06902
(Address of principal executive offices)

Registrant’s telephone number, including area code: 203-425-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant.

On October 31, 2005, NYFIX, Inc. (the “Company” or “NYFIX”) filed a Form 8-K with respect to the resignation of Deloitte & Touche LLP (“Deloitte”) on October 26, 2005 as the Company’s independent registered public accounting firm. On November 9, 2005, the Company filed an amended Form 8-K which included as an exhibit a November 7, 2005 response letter from Deloitte, as the former auditors, to the Company’s disclosure of a change in auditors in Item 4 of the Company’s October 31, 2005 Form 8-K. The Company is filing this amended Form 8-K to disclose the reportable event under Item 304(a)(1)(v) of Regulation S-K which relates to the performance by the Company’s Audit Committee of an investigation as described below.

On October 27, 2005, the Company announced that Deloitte, effective October 26, 2005, had resigned as the Company’s independent registered public accounting firm.

Deloitte’s reports on the Company’s consolidated financial statements for the years ended December 31, 2004 and 2003 did not contain adverse opinions or disclaimer of opinions and such opinions were not qualified or modified as to uncertainty, audit scope or accounting principles. Deloitte’s report (dated June 28, 2005) included an explanatory paragraph relating to the restatement of the Company’s consolidated financial statements as of December 31, 2003 and for the years ended December 31, 2003 and 2002 and also included a paragraph referring to Deloitte’s report on the Company’s internal control over financial reporting as of December 31, 2004, which report expressed an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of a material weakness. On October 20, 2005, the Company filed a Form 8-K under Item 4.02(a), dated October 19, 2005, which indicated that the Company expected to restate its consolidated financial statements referred to in this paragraph and that such consolidated financial statements should no longer be relied upon.

During the years ended December 31, 2004 and 2003 or for the interim period from January 1, 2005 through March 31, 2005, there were no disagreements between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure. Deloitte has not completed any audit or review for the Company with respect to any period subsequent to March 31, 2005. Deloitte also did not communicate any disagreements between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure during the period from April 1, 2005 to October 26, 2005, the date of Deloitte’s resignation.

The Company has determined that the matters set forth below represented a reportable event under Item 304(a) (1) (v) of Regulation S-K:

At a meeting with the Company's Audit Committee held on August 1, 2005, Deloitte requested that the Audit Committee perform an investigation regarding the timing and accuracy of certain stock options granted in prior years and the accounting thereof, specifically relating to certain Company documents that were provided to Deloitte by the staff of the SEC during depositions of members of the Deloitte 2004 engagement team for NYFIX on July 26, 2005 and July 27, 2005 in connection with an SEC inquiry regarding the Company's stock options. Certain of such documents were not previously provided to Deloitte by the Company in connection with its prior audits. Deloitte also requested that the investigation specifically address why the documents in question were not provided to them in connection with its prior audits or in connection with the June 2005 restatement of the consolidated financial statements for the years ended December 31, 2003 and 2002. Also on August 1, 2005, Deloitte informed the Audit Committee that it was suspending all audit and review services to the Company including the interim review of the second quarter ended June 30, 2005, until the investigation was completed to its satisfaction, including the remedial actions, if any, undertaken or to be undertaken.

On September 15, 2005, Deloitte requested that the Audit Committee include in its investigation additional Company documents that were provided to Deloitte by the staff of the SEC in connection with an informal interview of the Deloitte 2004 engagement partner for NYFIX held on September 14, 2005, certain of such documents were not previously provided to Deloitte by the Company in connection with its prior audits or in connection with the June 2005 restatement of the consolidated financial statements for the years ended December 31, 2003 and 2002.

The Audit Committee orally reported the results of its investigation to Deloitte on October 18, 2005 and, on the same date, submitted to Deloitte the draft written report of NYFIX management to the Audit Committee and the exhibits contained therein as provided by Wilmer Cutler Pickering Hale & Dorr (“Wilmer”). The final written report, dated October 21, 2005, of NYFIX management to the Audit Committee was received by Deloitte on October 21, 2005. Throughout the course of the Audit Committee investigation and up to the date of Deloitte’s resignation, Deloitte participated in numerous meetings and conference calls with the Audit Committee and/or the Company.

During the course of the above described investigation, NYFIX management determined and advised Deloitte that the Company had incorrectly accounted for compensation expense attributable to certain stock options previously granted. On October 19, 2005, the Company announced that it expected to restate the consolidated financial statements as of December 31, 2004 and 2003 and for each of the three years in the period ended December 31, 2004 and the consolidated financial statements as of and for the three months ended March 31, 2005. In a Form 8-K under Item 4.02(a) filed by the Company on October 20, 2005, the Company indicated that it expected to restate these consolidated financial statements and that such consolidated financial statements should no longer be relied upon. In this Form 8-K filed on October 20, 2005, the Company also indicated that it believed this restatement reflected a material weakness in internal controls.

On October 26, 2005, in a discussion with the Chair of the Company’s Audit Committee, Deloitte indicated that it had carefully considered the Audit Committee’s report on its investigation, the report of the Company’s management to the Audit Committee and the exhibits contained therein prepared by Wilmer and that it had made a professional judgment that it was unwilling to continue as independent registered public accountants of NYFIX, Inc. or to rely on the representations of management. On October 27, 2005, Deloitte delivered a letter dated October 26, 2005 to the Company confirming “that the client-auditor relationship between NYFIX, Inc. (Commission File No. 0-21324) and

Deloitte & Touche LLP has ceased.” (See Exhibit 99.2) Deloitte has not further elaborated to the Audit Committee Deloitte’s reasons for its unwillingness to continue as independent registered public accountants of NYFIX or to rely on the representations of management. The Company has not placed any limitation on Deloitte in responding fully to the inquiries of any successor independent registered public accounting firm for the Company.

During the course of preparing its financial statements for the year ended December 31, 2004, the Company identified and reported a material weakness in its internal control over financial reporting relating to the design and implementation of adequate policies and procedures to review certain transactions for compliance with accounting principles generally accepted in the United States of America.

As part of this amendment, the Company is furnishing Deloitte’s second response letter as Exhibit 99.4.

Item 9.01.	Financial Statements and Exhibits.
(c)	Exhibits
	Exhibit No.	Exhibits

99.1	Press release of NYFIX, Inc. dated October 27, 2005

(Previously furnished)

99.2	Deloitte & Touche LLP October 26, 2005 letter

(Previously furnished)

99.3	Deloitte & Touche LLP November 7, 2005 response letter

(Previously furnished)

99.4	Deloitte & Touche LLP December 8, 2005 response letter

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NYFIX, INC.

By:	/s/ Brian Bellardo
Brian Bellardo
Secretary

December 8, 2005

5